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                                                                    EXHIBIT 99.1

Contacts:
Barbara Warren-Sica                                 Rob Morton/Christina Goodwin
Investor Relations                                  PAN Communications
(781) 246-3343                                      (978) 474-1900


            Edgewater Technology Completes Strategic TRANSITION plan
           Headquarters Fully Transitioned to Wakefield, Massachusetts
                     Singleton Named CEO - Rhodes Named CFO

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      Wakefield, MA, January 9, 2002 - Edgewater Technology, Inc. (Nasdaq: EDGW,
www.edgewater.com, the "Company"), an award-winning consulting and systems integration firm that specializes in creating tailored technology solutions, today announced the appointment of Shirley Singleton to Chief Executive Officer
(CEO), formerly held by Clete Brewer and Kevin Rhodes to Chief Financial Officer
(CFO), formerly held by Terry Bellora. This management transition completes the final step in the Company's strategic plan set forth over a year ago to become a pure play consulting and systems integration firm, including relocating the corporate headquarters to Wakefield, MA. Mr. Brewer will become non-executive Chairman of the Board.

      "These management transitions are the final step in a plan we began more than a year ago to strategically refocus Edgewater Technology as a pure play technology consulting and systems integration firm and to move our corporate headquarters from Fayetteville, AR to Wakefield, MA," said Clete Brewer. "Shirley Singleton has been a driving force behind the growth and development of Edgewater Technology. With her proven management and technology expertise, she has the knowledge and expertise to lead Edgewater Technology in becoming an industry leader that provides technology solutions to the middle-market."

      Brewer continued, "I also thank Terry Bellora for his tremendous contribution to the Company over the past 5 years. Terry was the Company's CFO at the time of our initial public offering, secondary public offering, tender offer and numerous complex acquisition and disposition transactions. In addition, over the last year, Terry has been leading the corporate headquarters transition and has prepared the Wakefield, MA team to handle the administrative and regulatory requirements necessary for a public company. We are pleased that Terry has agreed to remain as a consultant to the Company for the next several months, to ensure the successful transition of year end reporting."

      "I am pleased to be able to continue the work that I started with my co-founder, David Clancey, Edgewater Technology's Chief Technology Officer," stated Shirley Singleton. "With solid fundamentals, exceptional talent, and an in-depth understanding of the trends and

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technologies driving the marketplace, Edgewater Technology is well-positioned for continued growth and to emerge as a leader in the IT industry."

     Singleton continued, "We are pleased to have Kevin Rhodes assume his new role. We believe with Kevin's industry background and financial experience, he will be an ideal addition to the executive management team."

     Singleton added, "On behalf of the entire management team, I would like to thank both Clete Brewer and Terry Bellora for their years of service to the Company and their guidance during the transition."

     Ms. Singleton co-founded Edgewater Technology nearly 10 years ago and has served as President and CEO of the firm since its founding and while it was a division of the Company. She has more than 20 years of software development, systems integration, and management consulting experience within the information technology industry. Prior to co-founding Edgewater Technology, she was Vice President and General Manager of the Northeast region of Logica North America, a large systems integrator. Singleton holds a B.S. in Education from Northeastern University.

     Prior to his new role as CFO, Mr. Rhodes has been serving as Vice President of Finance for Edgewater Technology. Previously, he was Vice President of Finance at Eliassen Group, Inc. and InFront Solutions, a combined IT Staffing and IT Solutions firm, and held various financial management positions within a publicly-held global environmental services organization. Rhodes is a C.P.A., and holds a B.S. in Accounting from Merrimack College. He is currently finishing his M.B.A. from Babson College.

About Edgewater Technology

     Founded in 1992, Edgewater Technology is an award-winning consulting and systems integration firm that specializes in creating tailored technology solutions for middle-market companies. Headquartered in Wakefield, Massachusetts, the Company has taken a partnership approach with its clients, targeting strategic, mission-critical applications. Edgewater Technology services its client base by leveraging a combination of leading-edge technologies and proven reengineering techniques provided by its network of national solutions centers strategically positioned across the United States. For further information, visit www.edgewater.com or call 781-246-3343.

                                      # # #
This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to industry leadership and strategic positioning. The forward looking statements included in the Press Release relate to future events or performance, Words such as "believe," "become," and "leading," or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this Press Release.